Exhibit 3.46
CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION
     Allied Waste Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
     DOES HEREBY CERTIFY:
     FIRST: That the Board of Directors of said Corporation adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said Corporation:
     RESOLVED, that the Certificate of Incorporation of Allied Waste Systems, Inc. be amended by changing Article I thereof so that, as amended, said Article shall be and read as follows:
     “ARTICLE I. The name of the Corporation is Allied Waste Company, Inc.”
     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.
     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, Allied Waste Systems has caused this certificate to be signed by Thomas K. Kehoe, its Secretary, this 5th day of July, 1997.

ALLIED WASTE SYSTEMS, INC.
By:	/s/ Thomas K. Kehoe
Thomas K. Kehoe, Secretary

FILED
DEC 4 1989
[ILLEGIBLE]
SECRETARY OF STATE
CERTIFICATE OF INCORPORATION
OF
ALLIED WASTE SYSTEMS, INC.
ARTICLE I
     The name of the corporation is ALLIED WASTE SYSTEMS, INC.
ARTICLE II
     The address of the corporation’s registered office in the State of Delaware is 1209 Orange Street, New Castle County, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.
ARTICLE III
     The purpose for which the corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
ARTICLE IV
     The total number of shares of stock which the corporation shall have authority to issue is 10,000 shares of common stock, par value $.01 per share.
ARTICLE V
     The governing board of the corporation shall be known as the board of directors, and the number of directors which compose the same shall be determined in accordance with the bylaws of the corporation. The initial board of directors shall consist of three members. The name and mailing address of the initial members of the board of directors, who shall hold office until the first annual meeting of the stockholders, or until their successors are elected and qualify, are as follows:

Fred M. Ferreira	827 East Rogers Street
Houston, Texas 77022

Paul W. Garvis	827 East Rogers Street
Houston, Texas 77022

Roger A. Ramsey	Capital Center Panthouse
401 Louisiana
Houston, Texas 77002

ARTICLE VI
     The board of directors of the corporation is expressly and solely authorized to make, alter or repeal bylaws of the corporation.
ARTICLE VII
     No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing clause shall not apply to any liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. This Article shall not eliminate or limit the personal liability of a director for any act or omission occurring prior to the date this Article becomes effective.
ARTICLE VIII
     8.1 The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
     8.2 The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
     8.3 To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 8.1 and 8.2 of this Article, or in defense of any claim, issue or matter therein, the corporation shall indemnify such director, officer, employee or agent against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.
     8.4 Any indemnification under Sections 8.1 and 8.2 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 8.1 and 8.2 of this Article. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     8.5 Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article. Such expenses incurred by other employees and agents shall be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.
     8.6 The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.
     8.7 The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the General Corporation Law of the state of Delaware or this Article.
     8.8 For purposes of this Article, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.
     8.9 For purposes of this Article, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.
     8.10 The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
ARTICLE IX
     Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the corporation under the provisions of section 291 of the General corporation Law of the State of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for the corporation Under the provisions of Section 279 of the General Corporation Law of the State of Delaware, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in number, representing three-fourths in value, of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the corporation as a consequence of such compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all of the stockholders or class of stockholders, of the corporation, as the case may be, and also on the corporation.
ARTICLE X
     The corporation is to have perpetual existence.

ARTICLE XI
     The name and address of the incorporator is Carolyn G. Hite, Porter & Clements, 700 Louisiana, Suite 3500, Houston, Texas 77002-2730.
     I, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring that this is my act and deed and that the facts herein stated are true and accordingly I have hereunto set my hand this ___/___day of December , 1989.

/s/ Carolyn G. Hite
CAROLYN G. HITE

THE STATE OF TEXAS	§
§
COUNTY OF HARRIS	§
     Before me, the undersigned authority, on this date personally appeared Carolyn G. Hite, known to me to be the person whose name is subscribed to the foregoing certificate, and acknowledged to me that she executed said certificate as his free act and deed and that the facts therein stated are true.
     Given under my hand and seal this 1st day of December 1989.

/s/ Joan S. Bowen Notary Public in and for The State of TEXAS

Joan S. Bowen Printed Name of Notary Public My Commission Expires 08/03/92

FILED
DEC 22 1989
[ILLEGIBLE]
SECRETARY OF STATE
PLAN AND AGREEMENT OF MERGER
Reincorporation of Allied Hauling, Inc.
In Delaware as Allied Waste Systems, Inc.
     PLAN AND AGREEMENT OF MERGER, dated as of December 18, 1989, by and between Allied Waste Systems, Inc., a Delaware corporation (“Newco” or the “Surviving Corporation”) and Allied Hauling, Inc., a Texas corporation (“Oldco”). Oldco and Newco are hereinafter collectively referred to as the “Merging Corporations.”
W I T N E S S E T H :
     WHEREAS, Newco is a corporation duly organized and validly existing under the laws of the State of Delaware, with its registered office at 1209 Orange Street, Wilmington, Delaware 19801, and with its principal executive offices at 827 East Rogers Street, Houston, Texas 77022;
     WHEREAS, the authorized capital stock of Newco consists of 10,000 shares of Common Stock, par value $.01 per share, of which at December 18, 1989, 1,000 shares were issued and outstanding and held of record by Oldco;
     WHEREAS, Oldco is a corporation duly organized and validly existing under the laws of the State of Texas, with its registered office, and its principal executive office, at 827 East Rogers Street, Houston, Texas 77022;
     WHEREAS, the authorized capital stock of Oldco consists of 10,000 shares of Common Stock, par value $1.00 per share, of which at December 18, 1989, 1,000 shares were issued and outstanding and held of record by Allied Waste Industries, Inc., a Delaware corporation;
     WHEREAS, the respective boards of directors of Oldco and Newco deem it desirable and in the best interest of their respective corporations and their respective stockholders to merge Oldco into Newco, pursuant to the provisions of Section 252 of the General Corporation Law of the State of Delaware and Article 5.07 of the Texas Business Corporation Act, in exchange solely for shares of capital stock of Newco (as herein described) , and have proposed, declared advisable, and approved such merger pursuant to this Plan and Agreement of Merger (the “Agreement”), which Agreement has been duly approved by resolutions of the respective boards of directors and shareholders of Oldco and Newco; and

     WHEREAS, the parties intend that the reincorporation be a tax free reorganization within the meaning of §368 (a) (1) (F) of the Internal Revenue Code of 1986, as amended;
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, and in order to prescribe the terms and conditions of the merger, the mode of carrying the same into effect, the manner and basis of converting the capital stock of Oldco into shares of the capital stock of Newco, and such other details and provisions as are deemed necessary or proper, the parties hereto hereby agree as follows:
ARTICLE I
Merger
     1.1 Surviving Corporation. Subject to the adoption and approval of this Agreement by the requisite vote of the stockholders of each of the Merging Corporations and to the other conditions hereinafter set forth, Oldco and Newco shall be, upon the effective date of the merger as defined in Section 1.3 hereof, merged into a single surviving corporation, which shall be Newco, one of the Merging Corporations, which shall continue its corporate existence and remain a Delaware corporation governed by and subject to the laws of that State.
     1.2 Stockholder Approval. This Agreement shall be adopted and approved by the stockholders of each of the Merging Corporations in accordance with the laws of Delaware and Texas, by written unanimous consent or at a separate meeting called and held for that purpose.
     1.3 Effective Date. The merger shall become effective upon (i) the filing of this Agreement with the Secretary of State of the State of Delaware following its adoption, certification, execution, and acknowledgement in accordance with Section 103 of the General Corporation Law of the State of Delaware, and (ii) the filing of Articles of Merger executed by each of the Merging Corporations with the Secretary of State of the State of Texas. The date upon which the merger shall become effective, as defined by this Section 1.3, is referred to in this Agreement as the “Effective Date.”
ARTICLE II
Continued Corporate Existence
of Surviving Corporation
     2.1 Existence. The identity, existence, purposes, powers, objects, franchises, rights, and immunities of Newco, the Surviving Corporation, shall continue unaffected and unimpaired by the merger, and the corporate identity, existence, purposes, powers, objects, franchises, rights, and immunities of Oldco shall be wholly merged into Newco, the Surviving Corporation, and Newco shall be fully vested therewith. Accordingly, on the Effective Date, the separate existence of Oldco, except insofar as continued by statute, shall cease.
ARTICLE III
Governing Law and Certificate of
Incorporation of Surviving Corporation
     3.1 Delaware Law Governs and Newco’s Certificate of Incorporation, As Amended, Survives. The laws of Delaware shall continue to govern the Surviving Corporation. On and after the Effective Date, the Certificate of Incorporation of Newco, as in effect on the Effective Date, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in the manner provided by law.
ARTICLE IV
Bylaws of Surviving Corporation
     4.1 Newco’s Bylaws Survive. On and after the Effective Date, the Bylaws of Newco, as in effect on the Effective Date, shall be the Bylaws of the Surviving Corporation until the same shall be altered, amended, or repealed, or until new Bylaws shall be adopted in accordance with the provisions of law, the Certificate of Incorporation, and the Bylaws of the Surviving Corporation.
ARTICLE V
Directors and Officers of Surviving Corporation
     5.1 Directors of Surviving Corporation. The incumbent directors of Newco immediately prior to the Effective Date shall continue to constitute the board of directors from and after the Effective Date, and such persons shall hold office until the first annual meeting of stockholders of the Surviving Corporation next following the Effective Date, or until their successors are, in accordance with the Bylaws of the Surviving Corporation, elected and qualify.
     5.2 Officers of Surviving Corporation. The incumbent officers of Newco immediately prior to the Effective Date shall continue to hold their respective offices of the Surviving Corporation from and after the Effective Date and until the first meeting of directors following the next annual meeting of stockholders thereof, or until their successors are elected in accordance with the Bylaws of the Surviving Corporation.

     5.3 Vacancies. On or after the Effective Date, if a vacancy shall for any reason exist in the board of directors or in any of the offices of the Surviving Corporation, such vacancy shall be filled in the manner provided in the Certificate of Incorporation or Bylaws of the Surviving Corporation.
ARTICLE VI
Capital Stock of Surviving Corporation
     6.1 Capital Stock as in Newco’s Certificate of Incorporation, as Amended. The authorized number of shares of capital stock of the Surviving Corporation, the par value, designations, preferences, rights, and limitations thereof, and the express terms thereof, shall be as set forth in the Certificate of Incorporation of the Surviving Corporation as in effect on the Effective Date.
ARTICLE VII
Conversion of Securities on Merger
     7.1 General. The manner and basis of converting the issued and outstanding shares of the capital stock of each of the Merging Corporations into shares of the capital stock of Newco shall be hereinafter set forth in this Article VII.
     7.2 Conversion of Newco’s Stock. On the Effective Date, each share of Common stock, par value $.01 per share, of Newco then issued and outstanding, without any action on the part of Oldco, the holder thereof, shall automatically cease to exist.
     7.3 Conversion of Oldco’s Stock. On the Effective Date, each share of Common Stock, $.01 par value, of Oldco then issued and outstanding, without any action on the part of the holder thereof, shall automatically become and be converted into one fully paid and nonassessable share of the issued and outstanding Common Stock, $.01 par value, of the Surviving Corporation.
     7.4 Exchange of Oldco’s Stock Certificates. As promptly as practicable after the Effective Date, each holder of an outstanding certificate or certificates theretofore representing shares of Common Stock of Oldco may surrender the same to the Surviving Corporation and such holder shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing the number of shares of Common Stock of the Surviving Corporation into which the shares of Common Stock of Oldco theretofore represented by the certificate or certificates so surrendered shall have been converted as aforesaid. However, prior to any surrender, each outstanding certificate representing Oldco’s issued and outstanding common stock shall be deemed for all purposes to evidence ownership of the same number of shares of common stock of the Surviving Corporation.
     7.5 Newco Fractional Shares. No certificates for fractional share interests of Common Stock of Newco will be issued, but, in lieu thereof, Newco will round all such fractional shares to the nearest whole share.
     7.6 Oldco’s Transfer Books Closed. Upon the Effective Date, the stock transfer books of Oldco shall be deemed closed, and no transfer of any certificates theretofore representing shares of Oldco shall thereafter be made or consummated.
ARTICLE VIII
Assets and Liabilities
     8.1 Assets and Liabilities of Merging Corporations Become Those of Surviving Corporation. On the Effective Date, all rights, privileges, powers, immunities and franchises of each of the Merging Corporations, both of a public and private nature, and all property, real, personal, and mixed, and all debts due on whatever account, as well as stock subscriptions and all other choses or things in action, and all and every other interest of or belonging to or due to either of the Merging Corporations, shall be taken by and deemed to be transferred to and shall be vested in the Surviving Corporation without further act or deed, and all such rights, privileges, powers, immunities, franchises, property, debts, choses or things in action, and all and every other interest of the Merging Corporations shall be thereafter as effectually the property of the Surviving Corporation as they were of the respective Merging Corporations, and the title to any real or other property, or any interest therein, whether vested by deed or otherwise, in either of the Merging Corporations, shall not revert or be in any way impaired by reason of the merger; provided, however, that all rights of creditors and all liens upon any properties of each of the Merging Corporations shall be preserved unimpaired, and all debts, liabilities, restrictions, obligations, and duties of the respective Merging Corporations, including without limitation all obligations, liabilities, and duties as lessee under any existing lease, shall thenceforth attach to the Surviving Corporation and may be enforced against and by it to the same extent as if said debts, liabilities, restrictions, obligations, and duties had been incurred or contracted by it. Any action or proceeding pending by or against either of the Merging Corporations may be prosecuted to judgment as if the merger had not taken place, or the Surviving Corporations may be substituted in place of either of the Merging Corporations.

     8.2 Conveyances to Surviving Corporation. The Merging Corporations hereby agree, respectively, that from time to time, as and when requested by the Surviving Corporation, or by its successors and assigns, they will execute and deliver or cause to be executed and delivered, all such deeds, conveyances, assignments, and other instruments, and will take or cause to be taken such further or other action as the Surviving Corporations, its successors or assigns, may deem necessary or desirable in order to vest or perfect in or confirm to the Surviving Corporation, its successors and assigns, title to and possession of all the property, rights, privileges, powers, immunities, franchises, and interests referred to in this Article XIII of this Agreement and otherwise carry out the intent and purposes of this Agreement.
     8.3 Accounting Treatment. The assets and liabilities of the Merging Corporations shall be taken up on the books of the Surviving Corporation in accordance with generally accepted accounting principles, and the capital surplus and retained earnings accounts of the Surviving Corporation shall be determined, in accordance with generally accepted accounting principles. Nothing herein shall prevent the board of directors of the Surviving Corporation from making any future changes in its accounts in accordance with law.
     8.4 Dissenting Stockholders of Oldco. Newco, as the Surviving Corporation, agrees that, if the merger contemplated hereby becomes effective, it will promptly pay to dissenting stockholders of Oldco the amount, if any, to which they are entitled under the Texas Business Corporation Act, provided such dissenters act in strict compliance with such provisions.
     8.5 Consent to Service of Process in Texas. The Surviving Corporation, from and after the Effective Date of the Merger, agrees that it may be sued and served with process in the State of Texas in any proceeding for the enforcement of any obligation of Oldco and in any proceeding for the enforcement of the rights of any dissenting stockholder of Oldco against the Surviving Corporation. The Surviving Corporation irrevocably appoints the Secretary of State of the State of Texas as its agent to accept service of process in any such proceeding. Any such process served upon the Secretary of State of the State of Texas should be forwarded to the Surviving Corporation, Allied Hauling, Inc., 827 East Rogers Street, Houston, Texas 77022, Attn: Larry C. Thyssen, President.
ARTICLE IX
Termination and Abandonment
     9.1 Termination. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated and the merger abandoned at any time (whether before or after the approval and adoption thereof by the stockholders of Oldco and Newco) prior to the Effective Date by mutual consent of Oldco and Newco.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed in their respective corporate names by their respective duly authorized representatives on December 1, 1989, but as of the day and year first above written.
The Constituent Corporations in the Merger
Contemplated by this Agreement:

ALLIED WASTE SYSTEMS, INC.		Attest:
(a Delaware/Corporation)

By:	/s/ Larry C. Thyssen Larry C. Thyssen, President	/s/ Dwight Carmichael Dwight Carmichael, Secretary

ALLIED HAULING, INC.		Attest:
(a Texas Corporation)

By:	/s/ Larry C. Thyssen Larry C. Thyssen, President	/s/ Dwight Carmichael Dwight Carmichael, Secretary

SECRETARY’S CERTIFICATE
     I, Dwight Carmichael, Secretary of Allied Waste Systems, Inc., a Delaware corporation (“Newco”), do hereby certify that the Plan and Agreement of Merger to which this certificate is attached, after having been duly signed on behalf of Newco and having been duly signed on behalf of Allied Hauling, Inc., a Texas corporation, was duly adopted pursuant to Section 251, and in accordance with Section 228, of the General Corporation Law of the State of Delaware, on the 18th day of December, 1989, by the written consent of the holder of 1,000 shares of the Common Stock of Newco, such 1,000 shares being all the issued and outstanding capital stock of Newco, which Plan and Agreement of Merger was thereby adopted as the act of the sole stockholder of Newco, and the duly adopted agreement and act of Newco.
     WITNESS MY HAND, this 18th day of December, 1989.

/s/ Dwight Carmichael
Dwight Carmichael, Secretary

     I, Dwight Carmichael, Secretary of Allied Hauling, Inc., a Texas corporation (“Oldco”), do hereby certify that the Plan and Agreement of Merger to which this certificate is attached, after having been duly signed on behalf of Oldco and having been duly signed on behalf of Allied Waste Systems, Inc., a Delaware corporation, was duly adopted pursuant to Article 5.07, and approved in accordance with Article 5.03 of the Texas Business Corporation Act, on the 18th day of December, 1989, by the written consent of the holders of all of the outstanding shares of the capital stock of Oldco, which Plan and Agreement of Merger was thereby adopted as the act of the sole stockholder of Oldco, and the duly adopted agreement and act of Oldco.
     WITNESS MY HAND, this 18th day of December, 1989.

/s/ Dwight Carmichael
Dwight Carmichael, Secretary

Execution of Plan and Agreement of Merger
     The Plan and Agreement of Merger (the “Agreement”), having been executed on behalf of each of the “Merging Corporations”, as defined in the Agreement, and having been adopted separately by each of the Merging Corporations, in accordance with the provisions of the General Corporation Law of the State of Delaware, and the fact of adoption having been certified thereon in respect of each of the Merging Corporations, the president or a vice president of each of the Merging Corporations does now hereby execute the said Plan and Agreement of Merger, and the secretary or an assistant secretary of each of the Merging Corporations does now hereby attest the said Plan and Agreement of Merger under the corporate seals of their respective corporations, by authority of the directors and stockholders thereof, as the respective act, deed, and agreement of each of said corporations, on this 18th day of December, 1989.

ALLIED WASTE SYSTEMS, INC.		[Corporate Seal]
(a Texas Corporation)

By:	/s/ Larry C. Thyssen	Attest:
Larry C. Thyssen, President

/s/ Dwight Carmichael Dwight Carmichael, Secretary

ALLIED HAULING, INC.		[Corporate Seal]
(a Delaware/Corporation)

By:	/s/ Larry C. Thyssen	Attest:
Larry C. Thyssen, President

/s/ Dwight Carmichael Dwight Carmichael, Secretary

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§
     Before me, the undersigned authority, on this day personally appeared Dwight Carmichael, secretary of Allied Hauling, Inc., known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity stated, and as the act and deed of said corporation.
     Given under my hand and seal of office this 18th day of December, 1989.

/s/ Margo Harvey Notary Public in and for Harris County, TEXAS My Commission Expires: 5/29/92 Printed Name: MARGO HARVEY

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§
     Before me, the undersigned authority, on this day personally appeared Dwight Carmichael, secretary of Allied Waste Systems, Inc., known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity stated, and as the act and deed of said corporation.
     Given under my hand and seal of office this 18th day of December, 1989.

/s/ Margo Harvey Notary Public in and for Harris County, TEXAS My Commission Expires: 5/29/92 Printed Name: MARGO HARVEY

Articles of Merger
merging
ALLIED HAULING, INC.
a Texas Corporation
into
ALLIED WASTE SYSTEMS, INC.
a Delaware Corporation
     PURSUANT TO ARTICLE 5.07 OF THE TEXAS BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATIONS HEREBY ADOPT THE FOLLOWING ARTICLES OF MERGER FOR THE PURPOSE OF MERGING ALLIED HAULING, INC., A TEXAS CORPORATION, WITH AND INTO ALLIED WASTE SYSTEMS, INC., A DELAWARE CORPORATION:
     1. The Plan and Agreement of Merger (“the Plan”) attached hereto and incorporated herein by reference, was adopted by the board of directors of each of the undersigned corporations in the manner prescribed by Article 5.07 of the Texas Business Corporation Act.
     2. The Plan was duly adopted by unanimous written consent of the sole shareholder of each of the undersigned corporations effective as of December 18, 1989 in the manner prescribed by Article 5.03 of the Texas Business Corporation Act. Of the 1,000 shares of common stock, par value $.01 per share, of Allied Hauling, Inc., a Texas corporation, outstanding, all of which are entitled to vote, all such shares were voted in favor and none were voted against the adoption of the Plan. Of the 1,000 shares of common stock, $.01 par value, of Allied Waste

Systems, Inc., a Delaware corporation, outstanding, all of which were entitled to vote, all such shares were voted in favor of and none were voted against the adoption of the Plan.
     3. The Merger will become effective at the time the Secretary of State of the State of Texas shall issue a Certificate of Merger as provided in Article 5.05 of the Texas Business Corporation Act.
     Dated this 18th day of December, 1989.

ALLIED HAULING, INC.		ALLIED WASTE SYSTEMS, INC.
(a Texas Corporation)		(a Delaware corporation)

By:	/s/ Larry C. Thyssen Larry C. Thyssen, President	By:	/s/ Larry C. Thyssen Larry C. Thyssen, President

THE STATE OF TEXAS	§
§
COUNTY OF HARRIS	§
     Before me, the undersigned authority, on this day personally appeared Larry C. Thyssen, President of Allied Hauling, Inc., a Texas corporation, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity stated, and as the act and deed of said corporation.
     Given under my hand and seal of office this 18th day of December, 1989.

/s/ Margo Harvey Notary Public in and for Harris County, TEXAS My Commission Expires: 5/29/92 Printed Name: MARGO HARVEY

THE STATE OF TEXAS	§
§
COUNTY OF HARRIS	§
     Before me, the undersigned authority, on this day personally appeared Larry C. Thyssen, President of Allied Waste Systems, Inc., a Delaware corporation, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity stated, and as the act and deed of said corporation.
     Given under my hand and seal of office this 18th day of December, 1989.

/s/ Margo Harvey Notary Public in and for Harris County, Texas My Commission Expires: 5/29/92 Printed Name: MARGO HARVEY